A special meeting of each fund's shareholders was held on November 15, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	17,902,425,874.20	95.888
Withheld	767,753,174.62	4.112
TOTAL	18,670,179,048.82	100.000
Albert R. Gamper, Jr.
Affirmative	17,903,848,885.90	95.895
Withheld	766,330,162.92	4.105
TOTAL	18,670,179,048.82	100.000
Robert M. Gates
Affirmative	17,872,803,847.04	95.729
Withheld	797,375,201.78	4.271
TOTAL	18,670,179,048.82	100.000
George H. Heilmeier
Affirmative	17.870,083,099.32	95.715
Withheld	800,095,949.50	4.285
TOTAL	18,670,179,048.82	100.000
Edward C. Johnson 3d
Affirmative	17,855,450,949.13	95.636
Withheld	814,728,099.69	4.364
TOTAL	18,670,179,048.82	100.000
Stephen P. Jonas
Affirmative	17,891,792,907.31	95.831
Withheld	778,386,141.51	4.169
TOTAL	18,670,179,048.82	100.000
James H. KeyesB
Affirmative	17,882,873,107.76	95.783
Withheld	787,305,941.06	4.217
TOTAL	18,670,179,048.82	100.000
Marie L. Knowles
Affirmative	17,891,908,567.08	95.831
Withheld	778,270,481.74	4.169
TOTAL	18,670,179,048.82	100.000
Ned C. Lautenbach
Affirmative	17,899,551,251.03	95.872
Withheld	770,627,797.79	4.128
TOTAL	18,670,179,048.82	100.000
William O. McCoy
Affirmative	17,860,461,325.05	95.663
Withheld	809,717,723.77	4.337
TOTAL	18,670,179,048.82	100.000
Robert L. Reynolds
Affirmative	17,894,978,918.13	95.848
Withheld	775,200,130.69	4.152
TOTAL	18,670,179,048.82	100.000
Cornelia M. Small
Affirmative	17,897,519,970.69	95.862
Withheld	772,659,078.13	4.138
TOTAL	18,670,179,048.82	100.000
William S. Stavropoulos
Affirmative	17,871,058,112.55	95.720
Withheld	799,120,936.27	4.280
TOTAL	18,670,179,048.82	100.000
Kenneth L. Wolfe
Affirmative	17,886,340,376.33	95.802
Withheld	783,838,672.49	4.198
TOTAL	18,670,179,048.82	100.000
A Denotes trust-wide proposal and voting results. B Effective on or about January 1, 2007.